Exhibit 10.45

                        ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                       CENTURY WELL SERVICE, INC., ET. AL.

                                       AND

                          DALECO RESOURCES CORPORATION
                             EXECUTED: MAY 23, 2006

            THIS AGREEMENT, dated May 23, 2006 ("Execution Date") but effective as of Closing Date, is entered into by and among Century Energy Management Co., Inc., Newport Transmission, Inc., Biscayne Petroleum Corp., River Resources, LLC., Rockhound Exploration & Development, LLC. and Century Well Service, Inc., whose address is 9 Riverside Drive, Chester, WV 26034 (hereinafter collectively referred to as "Seller") and Daleco Resources Corporation with one or more of its subsidiary entities, whose collective address is 120 North Church Street, West Chester, Pennsylvania 19380 (hereinafter collectively referred to as "Buyer").

                                   WITNESSETH

            WHEREAS, Seller owns various undivided interests in the Assets; and

            WHEREAS, Seller entered into a Letter of Intent with WE Energy, LLC, dated March 31, 2006 ("Letter of Intent"); and

            WHEREAS, the Letter of Intent provides that the purchaser of the Assets may be WE Energy, LLC or its designee, and

            WHEREAS, Buyer is the designee of WE Energy, LLC, and

            WHEREAS, the Seller desires to sell and convey and Buyer desires to purchase and acquire the Assets, effective as of the Effective Date.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                            ARTICLE 1 -- DEFINITIONS

            The following terms shall have the meanings ascribed to them below when used in this Agreement:

            1.1 "Accounts Receivable", shall mean all accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of Ohio) attributable to Seller's interest in the Assets with respect to any period of time from and after the Closing Date.

            1.2 "Agreement", shall mean this Asset Purchase and Sale Agreement.

            1.3 "Assets", shall mean Seller's assets listed on Schedule 1.3 hereto, except the Excluded Assets. The Assets include, but are not limited to:

                  1.3.1. the Equipment, the Oil and Gas Properties, Real and Personal Property, Pipeline Interests and Oil and Gas Contracts; and

                  1.3.2 Copies of all of Seller's documents relating to the Equipment, the Oil and Gas Properties, and the Wells to include, by way of example and not limitation, Production, financial, title, logs, core, geological and engineering records, and all other files whether kept manually or in electronic form, that covers, deals with or relates to the Assets or any part thereof; ("Books and Records").

            1.4 "Assignment" or "Assignments" shall mean one or more Assignments and Bills of Sale in substantially the forms of Exhibit "A-1", through Exhibit "A - 3" hereto and Deed or Indenture for the conveyance of real property in the form attached hereto as Exhibit "A-4". The Assignments covering leases held by production shall contain special warranty deed language, conveying the Assets without warranty, either expressed or implied, except for claims by, through or under the Seller, but not otherwise, with full substitution and subrogation rights all as more particularly set forth in the Assignment, with all Equipment conveyed "AS IS and WHERE IS, without warranty of merchantability OR fitness for a particular PURPOSE." The Assignments covering leases not held by production shall be conveyed by Quit Claim Assignments. Real Property will be conveyed by general warranty Deed.

            1.5 "Closing", shall mean the consummation of the transactions contemplated by this Agreement.

            1.6 "Closing Date", shall mean the date on which the Closing shall have the meaning set forth in Paragraph 2.3.

            1.7 "Effective Date", shall mean 7:01 a.m. Eastern Standard Time, on the Closing Date.

            1.8 "Encumbrance", shall mean all liens, claims or encumbrances of whatever type to include by way of example and not limitation any mortgage, lien, security interest, pledge, charge, encumbrance, claim, limitation, reversionary interest, preferential right to purchase any of the Assets, irregularity, burden, hypothecation or defect, a complete and correct list of which is attached hereto as Schedule 1.8.

            1.9 "Environmental Condition", shall mean any condition of the soil, subsurface, surface waters, ground waters, atmosphere or other environmental medium, whether or not yet discovered, which results, or could reasonably be expected to result, in any damage, loss, cost, expense, claim, demand, investigation, lien or liability relating to the Assets as a result of or under any Environmental Law.

            1.10 "Environmental  Law", shall mean the Resource  Conservation and
Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and all federal, state, local and other governmental regulations, orders, interpretations or rulings issued thereunder, and other Legal Requirements relating to air or water quality, hazardous or solid wastes, hazardous substances, the prevention or remediation of pollution or environmental damage, protection of the environment or any other environmental matters.

            1.11 "Equipment", shall mean those items of equipment, inventory and spare parts belonging to the Seller, a partial list of which is set forth on
Schedule 1.11 hereto, to include by way of example and not limitation the: (i) equipment located on the Oil and Gas Properties; (ii) appurtenant thereto, and/or, (iii) used in connection with the Oil and Gas Properties, the Pipeline and/or the Wells to include, by way of example and not limitation, the Infrastructure; (iii) drilling rigs and related equipment, to include all tubulars, drill stems, dozers, tractors and bits .

            1.12 "Escrow Agent" shall have the meaning as described in Paragraph 3.1, and "Escrow Agreement" shall mean that document set forth as Exhibit "B" hereto.

            1.13 "Excluded Assets" shall mean those assets of Seller not listed on Exhibit 1.3 and not conveyed to Buyer, to include, by way of example and not limitation, the "Robo Enterprises wells", three designated automobiles, the West Virginia assets, any stock owned by the Seller and the Seller's names, as more fully set forth on Schedule 1.13.

            1.14 "Execution Date", shall have the meaning set forth above.

            1.15 "Existing Burdens", shall mean Lease Burdens and Permitted Encumbrances of record as of the Effective Date or of which Buyer has received written notice prior to the Closing Date.

            1.16 "Final Settlement Statement", shall mean that Final Settlement Statement as provided for.

            1.17 "Gathering System" shall mean the Seller's pipeline system connected to the Wells and transporting the hydrocarbons and water produced from a well to tanks or a first purchaser's pipeline or an end user's interchange, a description of which is set forth on Schedule 1.17 hereto.

            1.18 "Infrastructure", shall mean the Gathering System, water disposal and transportation systems, separation equipment, measurement, electrical and other systems in place as of the Closing Date and used or held for use in connection with the ownership or operation of the Oil and Gas Properties, a description and listing of which is set forth on Schedule 1.18 hereto.

            1.19 "Lease", shall mean an instrument granting the lessee the right to explore for and to remove hydrocarbons from the mineral estate, or other like conveyance of the right to use the lands of another, a list of which Leases comprising part of the Assets is attached as Schedule 1.19.

            1.20 "Lease Burdens", shall mean all Royalties and Overriding Royalties and such other rights to share in the Production from the Wells of record as of the Effective Date, a list of which is set forth on Schedule 1.20 hereto.

            1.21 "Lease Operating Expenses", shall mean any and all costs and expenses properly charged by the operator of the Wells pursuant to the applicable operating agreement governing operations on such Wells.

            1.22 "Legal Requirements", shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation including, by way of example and not limitation, the terms of any license, permit, certificate, or abandonment approval promulgated, issued or enacted by any governmental authority to include, without limitation, any bonding requirements of Buyer or other regulatory approval governing the transfer of operations to Buyer.

            1.23 "Letter of Intent," shall mean that certain letter dated March 31, 2006 by and among Seller and WE Energy, LLC, setting forth the terms pursuant to which the Seller was willing to sell the Assets and WE Energy was willing to buy the Assets.

            1.24 "Net Revenue Interest", shall mean a Revenue Interest less all Lease Burdens, a schedule of which is attached hereto as Schedule 1.44.

            1.25  "NOV"  shall  mean a notice  of  violation  issued by the Ohio
Department of Natural Resources or any other regulatory agency having jurisdiction over the Assets, a list of which is set forth on Schedule 1. 25 hereto.

            1.26 "Oil and Gas Contracts", shall mean all rights of Seller to any contracts that affect or relate to the Oil and Gas Properties or the Production attributable thereto including amendments thereto. "Oil and Gas Contracts" includes, by way of example and not limitation, area of mutual interest agreements, acreage contribution agreements, advance payment agreements, bottom hole agreements, division orders, drilling contracts, dry hole agreements, exploration agreements, farm-in and farm-out agreements, gas balancing agreements (including claims to recover natural gas or money gas balancing agreements with respect to Production before the Effective Date), Surface Agreements, natural gas sales, exchange, treating and processing contracts, operating agreements, net profits agreements, participation agreements, storage agreements, support agreements, transfer orders, transportation agreements, water rights agreements, and salt water disposal agreements.

            1.27 "Oil and Gas Properties", shall mean those Leases, Working Interests, Overriding Royalty Interests, Net Revenue Interests and Wells of Seller set forth on Schedule 1.44 hereto.

            1.28 "Operator", shall mean the person designated as the "operator" of the Oil and Gas Properties in the Operating Agreement governing the Wells.

            1.29 "Operating Agreements", shall mean those agreements governing the operation of the Wells, as set forth on Schedule 1.29 hereto.

            1.30 "Ordinary Course of Business", shall mean the ordinary course of business and conduct of operations in the oil and gas industry and consistent with past custom and practice, and shall include, without limitation, operations of a kind and nature conducted in a manner consistent with those of a reasonably prudent operator in the same or similar circumstances.

            1.31  "Outstanding  Obligations",  shall  mean  those  Taxes,  Lease
Operating Expenses, Royalties, and Overriding Royalties and any other liabilities or expenses relating to the ownership and operation of the Assets accruing on or before the Effective Date and which Seller has not paid as of the Closing Date, a list of which is set forth on Schedule 1.31 hereto.

            1.32 "Overriding Royalty", shall mean a non-operating interest carved out of a Working Interest's share of the oil and gas produced at the surface, free of production expenses, a list of which is set forth on Schedule 1.44.

            1.33 "Permits", shall mean all permits, licenses and approvals, from any and all agencies, whether county, state or Federal, for the operation of the Seller's activities, a list of which is set forth on Schedule 1.33 hereto.

            1.34 "Permitted Encumbrances", shall mean those Encumbrances as may exist on the Oil and Gas Properties from time to time in the Ordinary Course of Business, which are: (a) liens for Taxes not yet due and payable, or if due and payable, are being contested in good faith in the Ordinary Course of Business;
(b) inchoate, statutory or operator's liens securing obligations for labor, services, materials and supplies furnished to the Oil and Gas Properties, but only if such liens are not delinquent and will be discharged in the Ordinary Course of Business; (c) Encumbrances that arise under Oil and Gas Contracts of a type and nature customary in the oil and gas industry to secure the payment of amounts that are not yet delinquent or, if delinquent, are being contested in good faith in the Ordinary Course of Business; (d) Encumbrances that arise as a result of Oil and Gas Contracts that can be terminated on thirty (30) days notice, and orders and laws a list of which is set forth on Schedule 1.34 hereto.

            1.35  "Person",  shall  mean  an  individual,   group,  partnership,
corporation, trust, Limited Liability Company or other entity.

            1.36 "Pipeline", shall mean all of the Seller's interest in the Gathering System.

            1.37 "Pipeline Interest", shall mean Seller's interest in the Pipeline.

            1.38 "Production", shall mean all hydrocarbons produced, saved and sold from the Wells.

            1.39 "Real and Personal Property" shall mean all real estate, drilling rigs, workover rigs, service rigs and all tangible property (whether real, personal or otherwise) equipment associated with and used by, on and with the production operations, the pipeline operations, the saltwater disposal operations, the drilling rigs, work over rigs and service rigs (hereinafter drilling rigs, work over rigs and service rigs are collectively referred to as "Drilling Rigs"), a list of which is set forth on Schedule 1. 39 hereto.

            1.40  "Revenue  Interest",   shall  mean  the  gross  revenues  from
Production  attributable to a Working Interest,  a list of which is set forth on
Schedule 1. 44 hereto.

            1.41 "Royalty", shall mean that proportionate share of Production payable to the owner of the mineral estate or its designee, free of all expenses of Production.

            1.42 "Surface Rights", shall mean all rights, by whatever name or designation, to include, by way of example and not limitation, easements, rights-of-way, meter site agreements compressor site agreements, and surface leases for the drilling, completion and production of a well, the laying of a pipeline, the installation of a meter site or compressor site or other items of tangible property incident to the production or transportation of hydrocarbons, a list of which is set forth on Schedule 1.42.

            1.43 "Taxes", shall mean all ad valorem, severance, and other taxes or fees levied upon or measured by Production, personal property taxes, real property taxes, and any and all other taxes or fees of whatever type or kind assessed or which are based upon the ownership of the Assets, business privilege taxes and all other taxes levied by any governmental body or agency upon and required for businesses doing business within their jurisdiction.

            1.44 "Wells", shall mean Seller's interest in those wells set forth on Schedule 1.44 hereto.

            1.45 "Working Interest", shall mean an interest in the leases embodying operating rights, operating obligations (including, but not limited to, obligations to bear the costs and expenses of exploring for and producing hydrocarbons) and the right to share in Production, a list of which is set forth on Schedule 1. 44 hereto.


                  ARTICLE II -- PURCHASE AND SALE OF THE ASSETS

            2.1 Transfer. Subject to the terms of this Agreement, Seller hereby agrees to sell, transfer, assign, convey and deliver unto the Buyer, and Buyer hereby agrees to purchase, acquire and accept, the Assets, effective as of the Effective Date.

            2.2 Closing. At the closing, subject to the provisions of Article VII and VIII, the Buyer will deliver the Purchase Price in accordance with
Article III below to the Escrow Agent.

            2.3 Closing Date. The date of the Closing shall be a date not later than sixty (60) days after the Execution Date, unless extended by mutual agreement of the parties hereto but in any event not later than July ___, 2006. Buyer may unilaterally extend the Closing Date for an additional 30 days upon the payment to Seller of an additional $25,000.00 Good Faith Deposit (as that term is defined in Paragraph 3.1 below).

            2.4 Execution. Upon the execution of this Agreement, this Agreement shall become a binding agreement by and between the Buyer and the Seller, subject to the parties fulfilling their respective conditions to Closing as set forth in Articles VII and VIII below.

            2.5 Assignments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at Closing, Seller shall convey, transfer, assign and deliver all of the Assets (by executing and delivering one or more counterparts of the Assignments, together with a description of the respective Assets attached thereto) to Buyer. The Assignments covering leases held by production shall provide for a Special Warranty of title to the Assets by, through and under the Seller, but not otherwise, with all Equipment conveyed "AS IS and WHERE IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE." The real property shall be conveyed to Buyer by General Warranty Deed. All leases not held by production shall be conveyed to Buyer by a Quit Claim Assignment.

                          ARTICLE III-- PURCHASE PRICE

            3.1 Price. The purchase price for the Assets shall be Four Million Dollars ($4,000,000) ("Purchase Price") less all good faith deposits ("Good Faith Deposits") paid to Seller by Buyer on or before the Closing Date, of which Fifty Thousand Dollars ($50,000) has already been paid by Buyer to Seller as of the Execution Date, plus 250,000 shares of Daleco Resources Corporation common stock, par value $.01 ("Stock"), subject to the terms and conditions of the Registration Rights Agreement. The Purchase Price as adjusted by: (a) Paragraph
3.3 below, and (b) less any Good Faith Deposits is referred to as the "Adjusted Purchase Price."

            3.2 Manner of Payment, Escrow Agent.

                  3.2.1 At the Closing, the Buyer will pay to Crabbe, Brown & James, LLP, 500 South Front Street, Suite 1200, Columbus, Ohio 43215 (the "Escrow Agent") the Adjusted Purchase Price in immediately available Federal funds. Upon receipt of the Adjusted Purchase Price in immediately available Federal funds, Seller shall deliver to the Buyer the Assignments and such other Closing documentation as required herein.

                  3.2.2 At the Closing, the Buyer will deliver to the Escrow Agent a Certificate in the name of the Seller, or its designee, for 250,000 shares of Stock. The Certificate shall bear the following restrictive legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT AND AN EFFECTIVE REGISTRATION OR QUALIFICATION OF SUCH SECURITIES FOR SALE UNDER ANY APPLICABLE STATE SECURITIES LAW; OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                  3.2.2.1 The Stock shall be subject to a registration rights agreement ("Registration Rights Agreement") in form and substance identical to Exhibit C hereto. The Registration Rights Agreement shall be effective for one year from the Closing Date ("Term") and shall grant to the Seller "piggy back" registration rights onto Buyer's registration of common stock during the Term. The Seller shall have no rights to demand a registration of the Stock acquired by it under Paragraphs 3 and 3.2.1 or this Agreement generally. The parties incorporate by reference the Registration Rights Agreement (Exhibit C) herein for all purposes as though the Registration Rights Agreement was set forth at length herein.

            3.3 Allocation of Revenues and Assumption of Liabilities. Subject to the terms and provisions hereof, as of the Effective Date:

                  3.3.1 Buyer purchases and acquires the Assets and assumes the liabilities and obligations pertaining to the Assets which accrue on and after the Closing Date (to include, by way of example and not limitation, all obligations arising after the Closing Date: (i) under the Leases which constitute a portion of the Oil and Gas Properties; (ii) under the Oil and Gas Contracts; (iii) referenced herein or on Exhibits and Schedules hereto; and (iv) other Legal Requirements), as evidenced by the execution of this Agreement and the execution and acceptance of each Assignment, but excluding however: (x) Excluded Liabilities (as defined in Paragraph 3. 3.2 below) or, (y) liabilities or obligations arising from a breach of any the obligations of Seller under this Agreement.

                  3.3.2 Seller shall retain and bear the liabilities and Obligations attributable to Seller's ownership or operation of the Assets and arising and/or incurred prior to the Effective Date, to include, by way of example and not limitation: (i) costs for Leases or leasehold interests under any existing letter of intent, prospect acquisition agreement, or other contract or document to which Seller is a party and (ii) all Outstanding Obligations, whether or not actually invoiced or billed prior to or subsequent to the Effective Date (collectively, the "Excluded Liabilities"), excluding however:
(x) liabilities specifically assumed by the Buyer under this Agreement; and (y) liabilities arising from a breach of any of Buyer's obligations under this Agreement.

                  3.3.3 Seller shall receive all proceeds of Production actually produced, sold and delivered before the Closing Date, and Buyer shall be entitled to all proceeds of Production actually produced, saved, sold and delivered on and after the Closing Date.

                  3.3.4 Seller shall receive all revenues and benefits attributable to the Assets earned prior to the Closing Date and Buyer shall receive all revenues and benefits attributable to the Assets earned on and after the Closing Date, to include all prepayments for drilling contracts and/or services received by Seller prior to the Closing Date but not performed or drilled by the Closing Date.

                  3.3.5 Taxes assessed on and against the Assets shall be pro rated as of the Closing Date in accordance with Paragraph 9.7, with the Purchase Price to be adjusted in accordance with Paragraph 3.3.

                  3.3.6 Purchase Price Adjustment. The Purchase Price shall be adjusted as follows:

                        3.3.6.1 Upwards by:

                              3.3.6.1.1  Taxes actually paid  by  Seller  out of
Seller's funds in respect of the Assets and relating to periods on or after the Closing Date and which were not deducted from revenues attributable to the Assets as of and after the Closing Date.

                        3.3.6.2 Downwards by:

                              3.3.6.2.1 The totality of the Good Faith Deposits.

                              3.3.6.2.2  The amount shown on Schedule  1.8, paid
to any creditor, mortgagee, lien holder, or any other party by Buyer to whom the Seller is indebted and to whom payment must be made to allow the Seller to deliver the Assets to the Purchaser free and clear of all Encumbrances, other than Permitted Liens, at Closing.

            3.4 Closing Statement. Seller shall deliver to Buyer not less than two business days before the Closing Date a statement (the "Closing Statement") setting forth the adjustments to the Purchase Price provided in Paragraph 3.3, using estimates where actual amounts are not known at the Closing. The Closing Statement shall be prepared in form and substance mutually acceptable to the parties.

            3.5 Additional Consideration. For a period of three (3) years after the Closing Date, Seller shall have the right depending on the reasonable availability of the T-4 drilling rig acquired by Buyer from Seller, upon not less than thirty (30) days prior written notice to Buyer, to use the T-4 drilling rig for the drilling of up to five (5) wells per calendar year. Seller's cost for utilization of the T-4 drilling rig shall be Buyer's actual costs of operating the T-4 drilling rig plus fifteen percent (15%). Seller's costs shall mean those costs which are customarily associated with the operation and management of a drilling rig operating in Ohio, as shall be further set forth in the drilling contract to be executed by Buyer and Seller at the time of engagement of the drilling rig. The parties agree to work together to provide Buyer with as much lead time as appropriate for the scheduling of the T-4 drilling rig.


            ARTICLE IV -- THE SELLER'S REPRESENTATIONS AND WARRANTIES

            4.1 Each Seller represents and warrants to Buyer and its successors and assigns that as of the Execution Date and as of the Closing Date:

            4.2 Organization. Each Seller is duly organized and validly existing under the laws of the State of its formation, and each Seller is in good standing and qualified to do business in each jurisdiction where it is required for the conduct of Seller's business.

            4.3 Authority. Each Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement to sell the Assets on the terms described in this Agreement, and to perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transaction contemplated by this Agreement (i) has been approved by the shareholders and board of directors of the each Seller and such other corporate requirements to which each Seller is subject, and (ii) will not violate, nor be in conflict with, any provisions of its governing documents or any material agreement or instrument to which each Seller is a party or by which each Seller or any of the Assets is bound, or any judgment, decree, order, statute, rule or regulation applicable to each Seller or any of the Assets.

            4.4 Binding Obligation. This Agreement has been duly executed and delivered on behalf of each Seller in accordance with the provisions of the governing documents. All documents and instruments required hereunder to be executed and delivered to Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments will, to the extent they are binding on Buyer, constitute legal, binding obligations of each Seller in accordance with their terms.

            4.5 No Breach of Statute, Decree or Contract. The execution, delivery and performance of this Agreement by each Seller does not and will not breach any Legal Requirement, will not at the Closing conflict with or result in a breach of or default under any agreement or any order, writ, injunction, decree, contract, agreement or instrument to which any Seller is a party or by which the Assets are or may be bound, will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the Assets, and will not give to others any interest or rights in, or with respect to any of the Assets, except to the extent of Permitted Encumbrances .

            4.6 No Litigation or Adverse Events. Except as set forth in Schedule 4.6, to the best of each Seller's knowledge there is no suit, claim or action, or legal, administrative, arbitration or other proceeding, or governmental investigation, pending or, to each Seller's knowledge, threatened, by or against any Seller or the Assets, and no event or condition of any character exists, to the Seller's knowledge, pertaining to any Seller or Assets, that could prevent the consummation of the transactions contemplated by this Agreement or which might result in a material loss of any portion of the Assets, a material diminution in the value of any of the Assets or a material interference with the use and enjoyment of any of the Assets.

            4.7 Taxes. Except as set forth on Schedule 4.7, all Taxes, assessments, excises and other levies which, if not paid, could constitute liens or charges attributable to the Assets except for Taxes being contested in good faith and by appropriate proceedings have been paid in the ordinary course. Each Seller remains responsible for Taxes due and owing for periods prior to the Effective Time.

            4.8 Accuracy of Documents. All copies of Oil and Gas Contracts, Permits, and other documents, provided by each Seller in connection with the transactions contemplated hereby, are complete and accurate and have not been amended or modified. Each Seller has provided Buyer, its agents and representatives with access to all documents which Buyer requested.

            4.9 Title. Each Seller has good and marketable title to all of the Assets to be conveyed to Buyer by it at Closing, free and clear of all Encumbrances except for the Existing Burdens. The Assignments will convey to Buyer, subject to Existing Burdens, each Seller's title to the Assets without reservation. Other than the Existing Burdens, each Seller has not created any additional liens, claims or Encumbrances affecting the Assets from and after the Closing Date. Seller shall for each lease held by production provide a Special Warranty of title to the Assets to Buyer by, through and under Seller, but not otherwise, with full power of substitution and subrogation. For each Lease not held by production, each Seller shall convey such lease to Buyer by Quit Claim Assignment. Seller shall provide warranty of title as to the real property conveyed to Buyer by General Warranty Deed.

                  4.9.1 Equipment. EXCEPT FOR THE SPECIAL WARRANTIES OF TITLE GIVEN BY SELLER IN THE ASSIGNMENTS, SELLER DISCLAIMS ANY WARRANTIES EXPRESS AND/OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (INCLUDING WARRANTIES WITH RESPECT TO THE PRESENCE OF ENVIRONMENTAL CONDITIONS, EXCEPT AS SET FORTH IN PARAGRAPH 4.12, OR NATURALLY OCCURRING RADIOACTIVE MATERIAL AFFECTING THE ASSETS) OR ANY PROPERTY REAL, PERSONAL OR MIXED OR EQUIPMENT (INCLUDING PIPELINE EQUIPMENT) CONVEYED TO AND ACQUIRED BY BUYER, WITH ALL SUCH REAL AND PERSONAL PROPERTY AND EQUIPMENT BEING TRANSFERRED, ASSIGNED, SOLD, PURCHASED, ACCEPTED AND ACQUIRED "AS IS" AND "WHERE IS" WITHOUT WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

            4.10 Status of Leases.

                  4.10.1 Payments. To the best of each Seller's knowledge, after reasonable inquiry, since Seller's acquisition of the Assets, all Oil and Gas Properties are in full force and effect with all Royalties, Overriding Royalties, rentals, shut-in royalties and other such payments due in respect to the Oil and Gas Properties having been properly and timely paid (except where Royalty payments have been legally suspended to Royalty owners whose whereabouts are unknown or who have title defects). Seller remains responsible for its share of any payments due to the owner of an Oil and Gas Property that may be determined to be due for periods prior to the Closing Date.

                  4.10.2 Each Seller remains responsible and liable for any payments that may be determined to be due for periods prior to the Closing Date, to include royalties for periods due on hydrocarbons produced, saved and sold prior to the Closing Date even though the proceeds of which are not received by the Seller until after the Closing Date.

                  4.10.3 Working Interests. Seller's Working Interests in the Oil and Gas Properties are represented on Schedule 1. 44.

                  4.10.4 Net Revenue Interests. Seller's Net Revenue Interests in the Oil and Gas Properties are represented on Schedule 1. 44.

                  4.10.5  Overriding   Royalty.   Seller's   Overriding  Royalty
Interests binding the Assets are set forth on Schedule 1. 44.

                  4.10.6 Compliance with Laws. Seller, as owner, operator, driller and a non-operator, has, to the extent required, complied in all material respects with all-applicable laws, regulations and orders of all governmental agencies having jurisdiction over the Assets and the conduct of its business.

            4.11 Necessary Action. Each Seller shall take or cause to be taken all such actions, as would a prudent businessman under the same or similar circumstances, as may be necessary and advisable to consummate and make effective the sale of the Assets contemplated by this Agreement and to assure that the Seller will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions; provided, however, that Seller shall not be required to file suit or assume any additional liabilities in performing its obligations.

            4.12 No Default. Each Seller is not in default under, and has not received a notice of default or termination (to include a self-executing termination clause under any instrument to which Seller is a party) with respect to any Asset or the title of the Seller thereto. Except for Permitted Encumbrances, and the Encumbrances set forth in Schedule 1.8 hereto all of which shall be paid in full at or prior to the Closing, no condition exists that with notice or lapse of time or both would constitute a default under any mortgage, indenture, loan credit agreement or other agreement or instrument evidencing indebtedness for borrowed money, or create a lien, charge or other Encumbrance on any of the Assets. Seller has not received any notice of default with respect to, any order, writ, injunction or decree of any court, commission or administrative agency in connection with the ownership, development or operation of the Assets, or any part thereof, which would materially adversely affect the value of the Assets. All of the proceeds from the sale of Production are being properly and timely paid to the Seller by the purchasers of production without suspension or indemnity other than standard division order indemnity.

            4.13 Environmental Claims. Except as set forth on Schedule 1.8 hereto, to the best of Seller's knowledge, after reasonable inquiry, there is no Environmental Condition in, on or under any of the Assets which has not been disclosed to Buyer prior to the Effective Date. Each Seller has not received and has no knowledge of any notice of or any threat of any claim, suit, proceeding, inquiry, investigation, or judicial or administrative action arising out of or based upon any Environmental Condition or Environmental Law, pertaining directly or indirectly, to any of the Assets.

            4.14. Existing Burdens. Seller represents that the Lease Burdens and other Existing Burdens on the Wells do not reduce the Net Revenue Interest below the percentages set forth on Schedule 1.44. Seller does warrant the represented Net Revenue Interest against all claims arising by, through and under Seller, but not otherwise.

            4.15 Permits. All permits necessary for the operation of the Assets are in full force and effect.

            4.16 Absence of Changes.

                  4.16.1 Since January 31, 2006, there has not been (a) any material reduction in the rate of production of Hydrocarbons from any of the Oil and Gas Properties other than changes (i) in the ordinary course of operation to include, by way of example and not limitation, weather related curtailments and interruptions and pipeline or end user curtailments and interruptions (ii) that result from depletion in the ordinary course of operation and (iii) that result from variances in markets for Production, and except as disclosed to Buyer's representatives and agents and examined in the Buyer's field examination of the Assets, none of the Oil and Gas Properties has suffered any material destruction, damage or loss, or (b) any material casualty loss, whether or not covered by insurance. Seller represents and warrants from the Effective Date through the Closing Date, Seller has Owned and caused the Oil and Gas Properties to be operated in a manner consistent with its historical practices and in the ordinary and regular course of business of being a non-operating owner of the Oil and Gas Properties.

                  4.16.2 Since January 31, 2006, there has not been any material reduction in the operations, revenues or contracts of drilling, well servicing and commercial saltwater disposal facilities.

                  4.16.3 Since January 31, 2006, there has not been any material reduction in the hydrocarbons transported by the Gathering System.

            4.17 Each Seller is not a party to any union contract. All of Seller's employees are "employees at will" and have no contracts or other agreements with Seller that would obligate Buyer, in any capacity, to fund any severance package, 401(k), pension or other fund on behalf of the Seller's employees.

                  4.17.1 Each Seller has made and is current on all workmen's compensation and unemployment compensation payments required and/or levied by any governing body in the states, counties or local ordinances in which each Seller conducts its business.

            4.18 There are no imbalances under any gas balancing agreements affecting the Assets and Buyer shall not be obligated to deliver any oil and gas produced from the leases to any party by virtue of any prepayment made under any production sales contract or other contract or similar agreement.

            4.19 Each Seller has not received any amounts for the sale of oil, gas, or other hydrocarbons in excess of the amounts permitted by laws, rules, and regulations of the United States government or any state agency.

            4.20 Each Seller shall indemnify and hold Buyer harmless from any claims and demands from all brokers or finders employed or retained by Seller.

            4.21 There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or, to the knowledge of Seller, threatened against any Seller.

            4.22 Each Seller has or will have prior to Closing, obtained all requisite third party consents, if same are required, in order to transfer, convey and assign the Assets to Buyer.

            4.23 Each Seller has maintained in effect through the Closing Date all policies of insurance covering its activities and the Assets, a list of which is set forth on Schedule 4.23 hereto.

            4.24 Each Seller acknowledges that Buyer will pay WE Energy, LLC a finder's fee with respect to this transaction to which each Seller has no claim or interest and for which Seller shall have no liability.

            4.25 Each Seller represents and Warrants that the listing of NOV's as set forth on Schedule 1. 25 consists of all of the open NOV's to which Seller is subject or of which it has notice or which are pending. Seller is not aware of any inspection by any governmental official resulting in finding of a violation of any applicable law or regulation in the conduct of its activities except as shown on Exhibit 1. 25.


             ARTICLE V -- THE BUYER'S REPRESENTATIONS AND WARRANTIES

            5.1 The Buyer represents and warrants to each Seller as of the Execution Date and the Closing Date as follows:

                  5.1.1 Existence. The Buyer is a company duly organized, validly existing, and in good standing under the laws of the state of its formation, and is in good standing and qualified to do business in each jurisdiction where it is required for the conduct of Buyer's business. The Buyer has duly authorized the execution, delivery and performance of this Agreement by all necessary action, and the same is a binding obligation of the Buyer, enforceable in accordance with its terms.

            5.2 No Breach of Statute or Contract. The execution, delivery and performance of this Agreement will not breach any statute or regulation of any governmental authority, and will not at the Closing conflict with or result in a breach of or default under any of the terms, conditions, or provisions of the Buyer's Certificate of Organization or any order, writ, injunction, decree, agreement or instrument to which the Buyer is a party or by which it is bound.

            5.3 Sophisticated Buyer. Buyer represents and warrants that it is experienced and sophisticated in the oil and gas industry, that it is familiar with the Assets, operation of the Assets and other Oil and Gas Properties, and is making this acquisition based upon its own due diligence and knowledge of the Assets without reliance on any representation or warranty of Seller other than those expressly set forth in this Agreement.

            5.4 Buyer and/or its representatives and agents have had the opportunity to examine and have conducted field examination of the Assets.

            5.5 Buyer shall be exclusively liable for the payment of a finder's fee to WE Energy, LLC and Seller shall bear no responsibility therefore.

            5.6 Public Company; Regulatory Requirements. Buyer is a publicly traded company, regulated by State and Federal securities laws and regulations. Buyer has complied with all state and federal securities laws and regulations applicable to Buyer by virtue of entering this Agreement, including but not limited to all public notice and reporting requirements.


                             ARTICLE VI -- COVENANTS

            6.1 Retention of Good Faith Deposit. In the event that the transaction contemplated by this Agreement fails to close through no fault of the Seller, the Seller may retain all deposits paid to Seller. Should the transaction fail to close as a result of actions of the Seller such that Buyer's conditions to Closing under Article VII are not met, then Seller shall immediately return $25,000.00 to Buyer in immediately available funds.

            6.2 Post Closing Cooperation. Each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Buyer and Seller shall take such necessary action.

            6.3 Access and Information. Seller and Buyer shall afford the other and their respective representatives such access during normal business hours throughout the period prior to the Closing to such information as the other party shall reasonably request. Subject to the requirements of law, each of Seller and Buyer shall hold in confidence all such non-public information regarding the other until such time as such information is otherwise publicly available.

            6.4 Expenses. Except as otherwise agreed in writing, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

            6.5 Certain Filings, Consents. Seller and Buyer shall cooperate with one another (i) in promptly determining whether any filings are required to be made or any consents, approvals, permits or authorizations are required to be obtained under any federal, state or foreign law or regulation or any consents, approvals or waivers are required to be obtained from parties to loan agreements or other contracts material to Seller's or Buyer's business in connection with the consummation of the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers.

            6.6 Operations. At or before Closing, Seller shall execute, as necessary, change of operator documentation for filing with the appropriate agencies in Ohio so that Buyer will be the designated operator of the Oil and Gas Properties operated by Seller prior to Closing and all other Assets owned by Buyer after the Closing. At or before Closing, Buyer shall obtain required bond necessary for transfer of ownership and release of Seller as operator of the Oil and Gas properties being transferred as of the Closing Date.

            6.7 Post Closing Operations. Commencing as of the Closing Date, Buyer shall assume the position of operator of the Assets previously operated by Seller. Seller agrees to handle all matters as operator of the Oil and Gas Properties arising prior to the Closing Date as would a prudent operator under the same or similar circumstances.

            6.8 Suspended Revenues. At Closing, Escrow Agent shall retain an amount to cover all suspended revenues attributable to an Asset conveyed to the Buyer which are subject to any lease burdens or lease operators' expenses in immediately available Federal funds. Suspended revenues attributable to the Excluded Assets or any Asset not conveyed to the Buyer at Closing shall be released to Seller. All other suspended revenue escrow amounts shall be paid and released by agreement of the parties within ninety (90) days of Closing.

            6.9 Insurance. From and after the Closing Date, upon consummation of the transaction contemplated hereby, Buyer shall be entitled to the proceeds of any insurance claim filed by Seller prior to the Closing Date and relating to the Assets post Effective Date.

            6.10 Post Closing Cooperation. Each of the parties hereto agrees to reasonably cooperate, one with the other, to effectuate the purpose and intent of this Agreement.

            6.11 Post Closing Revenues. Each party hereto agrees to promptly surrender to the other any revenues attributable to an Asset received by them and which belongs to the other. To the extent that Buyer receives revenues attributable to Seller's ownership of the Assets from which payment of royalty, overriding royalty or other Lease Burdens must be paid, Buyer will surrender such revenues to Seller net of such Lease Burdens and, on behalf of Seller, pay such Lease Burdens.

            6.12 Pre-Closing Inspection. Prior to the Closing, each Seller will afford and assist Buyer, its agents and representatives in all phases of Buyer's pre-Closing inspection of all of the Assets, to include, by way of example and not limitation, examination of all accounting records, legal records, land records, engineering and production records, environmental records and reports, an environmental inspection of the Oil and Gas Properties and saltwater disposal sites, tanks, tank batteries, pipelines and other Assets.


          ARTICLE VII -- CONDITIONS TO THE BUYER'S OBLIGATIONS TO CLOSE

            7.1 The Buyer's obligation to close shall be subject to the satisfaction of the following conditions prior to or at the Closing, unless waived by the Buyer.

            7.2 Compliance With Agreement. Each Seller shall have performed and complied in all respects with all its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

            7.3 No Adverse Change. Neither the Assets nor the business of the Seller shall have been adversely affected in any material way, subsequent to the execution hereof, and there shall have been, in Buyer's sole and exclusive opinion, no substantial uninsured or underinsured claim of personal injury or of damage to the Assets.

            7.4 Representation and Warranties True at Closing. Seller's representation and warranties contained in this Agreement shall be deemed to have been made on the Execution Date and again at and as of the Closing and shall then be true and correct in all material respects. At Closing, Buyer shall be presented with a certificate of the President or other appropriate officer of each Seller to this effect.

            7.5 Litigation. No litigation or other proceeding shall have been commenced or threatened against the Buyer or the Seller, which in the reasonable opinion of the Buyer would materially and adversely affect its ownership, or the value, of the Assets.

            7.6 Accounting. Buyer shall have received from Seller: (i) a complete accounting of all funds attributable to the Assets and paid to Seller at the Closing , to include, by way of example and not limitation those funds to be transferred in accordance with Paragraphs 3.3.4, 6.8 6.11; (ii) all joint interest billing subsequent to the Closing Date; and (iii) an accounting for and a transfer of all pre-paid drilling contracts using or employing the Assets which work is to take place on or after the Closing Date.

            7.7 Opinion of Counsel. Buyer shall have received an opinion of Seller's counsel in form and substance satisfactory to Buyer, in form and substance identical to that attached hereto as Exhibit D.

            7.8 Legality. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall have been brought or threatened by any person which questions the validity or legality of this Agreement or the transactions contemplated hereby.

            7.9 Corporate Certificate. Seller shall have provided Buyer with a copy of a certificate of the Secretary of the Seller attesting as to the officers of the Seller, the Resolutions of the Board of Directors approving the transaction contemplated hereby and the minutes of the special meeting of the shareholders of the Seller approving the transaction.

            7.10 Delivery of Closing Certificates. Seller shall have delivered to the Buyer a certificate dated as of the Closing Date to the effect set forth in Paragraphs 7.1 to 7.8 hereof.

            7.11 NOV's. The NOV's listed on Schedule 1.24 are the only NOV's received by any Seller and of which the Seller has notice as of the Closing Date. Each of the NOV's is capable of being corrected within sixty days of the Execution Date and will not prevent the transfer of operations to the Buyer on the Closing Date.

            7.12 Waiver of Preferential Right to Purchase. Seller shall have provided Buyer with any notice of sale and/or waiver of preferential right to purchase as may be required under an Applicable Operating Agreement.

            7.13 Satisfaction of Encumbrances. Except as specifically permitted by the Buyer in writing to be satisfied by the Escrow Agent post Closing, all Encumbrances of Seller shall have been satisfied at or prior to Closing with appropriate releases and satisfactions presented to Buyer at Closing.

            7.14 Filings. All filings, whether Federal or state, to include any Federal and/or state filings with the Internal Revenue Service and the appropriate agencies of the State of Ohio, have been timely made and there are no outstanding objections or administrative filings remaining for the receipt of all necessary approvals to proceed forward with this transaction.

            7.15 Sellers shall have delivered executed change of operator documentation for filing with the appropriate agency in Ohio so that the Buyer will be designated as the Operator of the Oil and Gas Properties effective the Closing Date.


         ARTICLE VIII -- CONDITIONS TO THE SELLER'S OBLIGATION TO CLOSE

            8.1 The Seller' obligation to close shall be subject to the satisfaction of the following conditions prior to or at the Closing, unless waived by the Seller:

            8.2 Compliance With Agreement. The Buyer shall have performed and complied in all material respects with all its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

            8.3 Litigation. No litigation or other proceeding shall have been commenced or threatened against the Seller or the Buyer, which in the reasonable opinion of the Seller would materially and adversely affect its ownership, or the value, of the Assets.

            8.4 Representation and Warranties True at Closing. Buyer's representation and warranties contained in this Agreement shall be deemed to have been made as of the Effective Date and again at and as of the Closing and shall then be true and correct in all material respects. At Closing, Seller shall be presented with a certificate of the President of Buyer to this effect.

            8.5 Legality. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall have been brought or threatened by any person which questions the validity or legality of this Agreement or the transactions contemplated hereby.

            8.6 Delivery of Closing Certificates. Buyer shall have delivered to the Seller a certificate dated as of the Closing Date to the effect set forth in Paragraphs 8.1 to 8.4 hereof.

            8.7 Opinion of Counsel. Seller shall have received an opinion of Buyer's counsel in form and substance satisfactory to Seller, in form and substance identical to that attached hereto as Exhibit E.

            8.8 Payment of Purchase Price. Buyer shall have paid the Adjusted Purchase Price pursuant to Article III.

            8.9 Operations. Buyer shall have presented to Seller proof of its ability to post the requisite bonds and the documentation required for it to take over as Operator of Seller's Wells.

            8.10 Title.

                  8.10.1 Pre-Closing Examination. Prior to Closing Date, Buyer shall have conducted an examination of the Assets, as would a reasonably prudent purchaser under the same and similar conditions to include physical inspection of the surface estate of the Oil and Gas Properties, Equipment, Wells and Seller's books and records. Buyer will conduct such other examinations and inspections as to title to the Assets as Buyer deems necessary.


                ARTICLE IX -- CLOSING; TERMINATION; POST CLOSING

            9.1 Closing.

                  9.1.1 Place. The Closing shall take place at such location as mutually agreed upon by the Buyer and the Seller.

                  9.1.2 Termination. At any time before the Closing, this Agreement may be terminated: (i) by mutual consent of the parties; (ii) by either the Buyer or the Seller if there has been a material misrepresentation, material breach of warranty or material breach of covenant by the other; (iii) by the Buyer if any condition set forth in Article VII shall not be satisfied at the Closing; or (iv) by the Seller if any condition set forth in Article VIII shall not be satisfied at the Closing.

                  9.1.3 Transfer of Assets. Seller will, subject to the provisions of this Agreement: (i) execute and deliver to Buyer one or more Assignments satisfying the requirements of Paragraph 2.5; and (ii) transfer to Buyer by wire transfer all suspended funds in accordance with paragraph 7.6 and 6.8.

            9.2 Transfer of Books and Records. Not later than thirty (30) days after Closing, Seller will transfer, convey and deliver unto Buyer (to the extent not theretofore delivered), at Buyer's sole cost and expense, the Books and Records, subject to any contractual restrictions with third parties. To the best of Seller's knowledge and belief, Seller is not a party to any agreement and none of the Books and Records is subject to any contract which would restrict or otherwise prevent the transfer of the Books and Records in Seller's possession to Buyer.

            9.3. Taxes. All Taxes shall be pro-rated between Seller and Buyer as of the Closing Date. Seller shall be charged for all such Taxes based on ownership of the Assets or Production actually sold prior to the Closing Date. Buyer shall be charged for all such Taxes based on ownership of the Assets or Production from the Assets actually sold commencing on the Closing Date. Buyer shall pay all documentary, filing, conveyance and recording fees for the Assignments.

            9.4 Purchase Price Allocation. Seller and Buyer recognize that reporting requirements of ss.1060(b) of the Internal Revenue Code, and the regulations promulgated thereunder, may apply to the transaction contemplated by this Agreement. If so, Seller and Buyer agree that the Purchase Price shall be allocated among the assets as mutually agreed by Seller and Buyer to comply with and satisfy the requirements of ss.1060(b) and applicable regulation. Seller and Buyer agree that no Asset shall be allocated a negative value. The allocated value of the Assets is set forth on Schedule 9.4.

            9.5 Payment. Buyer shall pay to the Escrow Agent, on behalf of the Seller, the Adjusted Purchase Price, in immediately available funds, pursuant to the terms and conditions hereof adjusted, if at all, and the Additional Consideration pursuant to Paragraph 3.3.

            9.6 Thereafter, the Escrow Agent shall pay to the extent not satisfied pre-closing the Encumbrances set forth in Schedule 1.8 hereto, in their entirety. After the satisfaction of all: (i) Encumbrances; (ii) the satisfaction of all of Seller's NOV's existing as of the Closing Date, to include, by way of example and not limitation, those NOV's identified ,on
Schedule 1.24 to the extent not assumed by Buyer; (iii) any suspended or delinquent payments due under a Lease or any other Asset; and (iv) satisfaction of any fees and costs due the Escrow Agent, the Escrow Agent shall distribute the net remaining portion of the Adjusted Purchase Price plus the Additional
Consideration to Seller in accordance with the provisions of the Escrow Agreement. Upon the complete satisfaction of the Encumbrances set forth in
Schedule 1.8 hereto and the NOV's as set forth in Schedule 1.24 hereto, the security for said obligations, if any, shall be released to Seller unless such security constitutes a portion of the Assets acquired by the Buyer hereunder and in that case the security shall be released to the Buyer. All costs and expenses of the Escrow Agent shall be the obligation of the Seller with such costs being satisfied out of the funds held by the Escrow Agent prior to distribution to the Seller.

                           ARTICLE X -- MISCELLANEOUS

            10.1 Notices. Any notice, request demand, statement or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the addressee and may be hand delivered, or sent by facsimile transmission (with the original delivered to the addressee by the close of business the first business day following the day of the facsimile transmission), certified mail, return receipt requested or by overnight courier, and shall be sent to or delivered to the parties at the following addresses:

            If to Buyer:

            Daleco Resources Corporation
            120 North Church Street
            West Chester, Pennsylvania 19380
            Attention:  Gary J. Novinskie
            Fax No: 610-429-0818

            With copies to:

            Ehmann, Van Denbergh & Trainor, PC
            Two Penn Center Plaza, Suite 220
            1500 John F. Kennedy Boulevard
            Philadelphia, PA 19102
            Attention:  C. Warren Trainor, Esquire
            Fax No: 215-851-9820

            If to Escrow Agent:

            CRABBE, BROWN & JAMES, LLP
            500 South Front Street, Suite 1200
            Columbus, Ohio 43215
            Attention: Richard D. Wetzel, Jr., Esq.
            Fax No: (614) 229-4559

            If to Seller:

            CENTURY ENERGY MANAGEMENT CO., INC.
            9 Riverside Drive
            Chester, West Virginia 26034
            Attention:  Patrick Arneault

            With copies to:

            CRABBE, BROWN & JAMES, LLP
            500 South Front Street, Suite 1200
            Columbus, Ohio 43215
            Attention: Richard D. Wetzel, Jr., Esq.
            Fax No: (614) 229-4559

            RUBEN & ARONSON, LLP
            4800 Montgomery Lane, Suite 150
            Bethesda, MD 20814
            Attention: Louis M. Aronson, Esq.
            Fax No.: (301) 951-9636


Or to such other address as such party may designate by ten (10) days advance written notice to the other party. The original of any Notice given by facsimile transmission shall be delivered to the addressee by close of business the next business day after the day of the facsimile transmission.

            10.2 Entire Agreement. This Agreement embodies all of the representations, warranties, understandings and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations and warranties (whether oral or written), to include the Letter of Intent, with respect to such matters are superseded. This Agreement may not be amended, modified, waived, discharged or terminated except by an instrument in writing signed by the party or an executive officer of a corporate party against whom enforcement of the change, waiver, discharge or termination is sought.

            10.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            10.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            10.5 Assignment. This Agreement may not be assigned without the prior written consent of the other party.

            10.6 Confidentiality. Each of the parties hereto agrees not to publish or other wise disclose the terms of this Agreement except to its directors, officers, employees, accountants, investors and members without the express written consent of the other party, except as required by law.

            10.7 Survival of Warranties. All representations, warranties and covenants of the Seller and Buyer in this Agreement shall survive the Closing.

            10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

            10.9 Neither Party Drafter. The parties hereto agree that this Agreement is the product of negotiation between the parties, that counsel during its negotiations has represented each and that neither party shall be deemed the drafter hereof.

            10.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to conflicts of laws provisions.

            10.11 Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

            10.12 Costs. Each party agrees to bear its legal, accounting and other fees incurred in the negotiation of the transaction contemplated hereby, the conduct of its due diligence and the preparation of the documents addressed herein.

            10.13 Exhibits. The Exhibits and Schedules attached hereto, together with all documents incorporated by reference therein, form an integral part of this Agreement and are hereby incorporated into this Agreement wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made. Any Schedule attached hereto after the Closing Date shall be deemed to have been a part of this Agreement as of the Closing Date. Any such "Post-Closing" Schedule shall be initialed and dated by each party hereto or, if the finding of the Mediation (as set forth in Paragraph
11.14 below), then the results of the Mediation may be attached hereto and shall become a part hereof for all purposes.

            10.14 Dispute Resolution - The parties will attempt in good faith to resolve any and all controversies of every kind and nature between the parties to this Agreement arising out of this Agreement (each a "Dispute") promptly by negotiations between senior executives of the parties who have the authority to resolve the Dispute. Within ten (10) days after the receipt of written notice of the existence of a Dispute, the receiving party shall submit to the other (or others) a written response. The notice and response shall included (a) a statement of each party's position and a list of documents or basis upon which a party believes a dispute exists position, and (b) the name and title of the executive who will represent the party. The executives shall meet at a mutually acceptable time and place within twenty (20) days of the date of the disputing party's notice and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the dispute

            10.15 Sales and other Transfer Taxes. Any and all sales and other taxes levied upon or imposed on the transfer of the Assets as contemplated by this Agreement shall be an obligation of the Seller.

            10.16 Public Notice. Seller understands and acknowledges that Buyer is a public entity and subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended ("34 Act"). In accordance with the provisions of the Rules and Regulations of the Securities and Exchange Commission promulgated under the '34 Act, the Sarbanes-Oxley Act of 2002 and the rules of the NASDAQ Exchange, the exchange on which the Buyer's common stock is traded, Buyer must disclose the existence of this Agreement and file same as an Exhibit to its quarterly and annual filings under the '34 Act. . The Buyer acknowledges that its public filings are its sole responsibility .

            10.17 Recording Fees. Buyer will be responsible for all fees, stamps or other expenses associated with the filing the Assignments.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                            SELLER:

Attest:                                     CENTURY ENERGY MANAGEMENT CO., INC.


/s/ Kristen S. Dietch                       By: /s/ Patrick J. Arneault
--------------------------------                --------------------------------
Kristin S. Dietch                               Patrick J. Arneault,
                                                Vice President


Attest:                                     NEWPORT TRANSMISSION, INC.


/s/ Kristen S. Dietch                       By: /s/ Patrick J. Arneault
--------------------------------                --------------------------------
Kristin S. Dietch                               Patrick J. Arneault,
                                                Vice President

Attest:                                     BISCAYNE PETROLEUM CORP.


/s/ Kristen S. Dietch                       By: /s/ Patrick J. Arneault
--------------------------------                --------------------------------
Secretray Kristin S. Dietch                     Patrick J. Arneault
                                                Vice President


Attest:                                     RIVER RESOURCES, LLC


/s/ Kristen S. Dietch                       By: /s/ Patrick J. Arneault
--------------------------------                --------------------------------
Kristin S. Dietch                               Patrick J. Arneault
                                                President


Attest:                                     ROCKHOUND EXPLORATION &
                                            DEVELOPMENT, LLC


/s/ Kristen S. Dietch                       By: /s/ Patrick J. Arneault
--------------------------------                --------------------------------
Kristin S. Dietch                               Patrick J. Arneault
                                                President


Attest:                                     CENTURY WELL SERVICE, INC.


/s/ Kristen S. Dietch                       By: /s/ Patrick J. Arneault
--------------------------------                --------------------------------
Secretray Kristin S. Dietch                     Patrick J. Arneault
                                                Vice President

[SEAL]

                                            BUYER

Attest:                                     DALECO RESOURCES CORPORATION


May 22, 2006                                By: /s/ Gary J. Novinskie
--------------------------------                --------------------------------
                                                Gary J. Novinskie
                                                President
/s/ Jody Spencer
--------------------------------
Secretary Jody Spencer

                                            ESCROW AGENT

                                            CRABBE, BROWN & JAMES, LLP


                                            By:
                                                --------------------------------
                                                Richard D. Wetzel Jr., Esq.
                                                A Member of the Firm

                                    EXHIBITS

Exhibit A-1      Assignment and Bill of Sale with special Warranty
Exhibit A-2      Quit Claim Assignment
Exhibit A-3      Bill of Sale for Equipment and Personal Property
Exhibit A-4      Real Property Deed
Exhibit B        Escrow Agreement
Exhibit C        Registration Rights Agreement
Exhibit D        Opinion of Seller's Counsel
Exhibit E        Opinion of Buyer's Counsel

                                    SCHEDULES

Schedule 1.8     Encumbrances

Schedule 1.11    Equipment

Schedule 1.13    Excluded Assets

Schedule 1.17    Gathering System

Schedule 1.18    Infrastructure

Schedule 1.19    Lease

Schedule 1.20    Lease Burdens

Schedule 1.25    NOV's

Schedule 1.29    Operating Agreements

Schedule 1.31    Outstanding Obligations

Schedule 1.33    Permits

Schedule 1.34    Permitted Encumbrances

Schedule 1.39    Real and Personal Property

Schedule 1.42    Surface Rights

Schedule 1.44 Wells, Working Interests, Overriding Royalty Interests, Oil and Gas Properties; Net Revenue Interests

Schedule 4.6     Litigation

Schedule 4.7     Taxes

Schedule 4.23    Seller's Insurance Policies

Schedule 9.4     Property Value Allocation